SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 36.3%
Materials and Processing -2.19%
Eastman Chemical Co.	2,600	$143,156
URS Corp	3,466	127,098
Freeport - McMoran	2,400	136,440
Producer Durables - 1.82%
Gardner Denver (1)	5,100	177,072
United Technologies, Corp.	2,700	162,162
Consumer Discretionary - 2.17%
Manpower, Inc.	500	21,580
Nike Inc.	2,800	187,320
BJ’s Wholesale Club Inc. (1)	5,000	194,300
Consumer Staples - 4.19%
Colgate-Palmolive Co.	3,000	226,050
Dr. Pepper Snapple Group, Inc (1)	6,600	174,768
General Mills	3,200	219,904
Molson Coors Brewing Co	3,400	158,950
Health Care - 3.89%
Alpharma, Inc. (1)	6,000	221,340
Wyeth	3,700	136,678
CVS / Caremark Corp.	600	20,196
Johnson & Johnson	2,400	166,272
Universal Health Services	3,200	179,296
Other Energy - 2.08%
Apache Corporation	1,306	136,190
Plains Exploration (l)	4,000	140,640
Unit Corp (1)	2,200	109,604
Integrated Oils - 2.03%
Conoco / Phillips	2,600	190,450
Exxon Mobil Corp	2,400	186,384
Financial Services - 4.76%
Axis Capital Holdings	600	19,026
Cullen / Frost Bankers Inc.	2,900	174,000
Franklin Resources	1,500	132,195
Metlife	500	28,000
Lazard Ltd.	3,900	166,764
JP Morgan Chase & Co.	4,288	200,250
Willis Group Holdings Ltd.	5,100	164,526
Technology - 6.91%
Automatic Data Processing	4,000	171,000
Harris Corp	3,600	166,320
IBM	1,900	222,224
Microsoft Corp.	6,000	160,140
Oracle Corp. (1)	9,800	199,038
Sybase, Inc. (1)	7,600	232,712
Total Sys Svcs	8,200	134,480

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 36.3%, continued
Utilities - 3.42%
Exelon Corporation	2,800	175,336
Dominion Resources Inc.	3,700	$158,286
P G & E Corp.	4,300	161,035
A T & T Inc.	5,100	142,392
Auto & Transportation - 1.36%
Alexander & Baldwin	3,400	149,702
Omega Navigation Enterprises Inc.	8,000	102,800
Multi-Sector Companies - 1.45%
General Electric Co	5,100	130,050
ITT Corporation	2,500	139,025

Total Common Stocks (cost $6,150,609)		$6,745,151

Real Estate Investment Trusts - 1.82%
Residential - .24%
Equity Residential Property Sh Ben Int	1,000	$44,410
Retail - .52%
Maguire Properties (1)	300	1,788
Simon Property Group Inc.	400	38,800
Kimco Realty Corp.	1,200	44,328
Weingarten Realty Investors	1,300	46,371
Healthcare - .26%
Health Care Property Investors, Inc.	1,200	48,156
Industrial/Office - .42%)
Boston Properties Inc.	400	37,464
Prologis TR Sh Ben Int	1,000	41,270
Diversified - .20%
Vornado Realty TR Sh Ben Int	400	36,380

Total Real Estate Investment Trusts (cost $171,583)		$338,967

Preferred Stock - 1.48%
Financial Services
Wells Fargo CAP PFD	6,700	$147,400
Consumer Discretionary
CBS Corp. New 7.25%	7,500	127,125

Total Preferred Stock (cost $353,657)		$274,525

Master Limited Partnerships - .34%
Other Income
Enbridge Energy Partners, L.P.	1,600	$63,648

Total Master Limited Partnerships (cost $79,093)		$63,648

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 50.71%
ARKANSAS - .16%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	30,000	$30,340
CALIFORNIA - 1.74%
Long Beach Calif
5.000% due 5/1/13	300,000	322,818
COLORADO - 3.62%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	274,833
Colorado Ed. & Cultural
5.250% due 04/01/11	55,000	54,944
Colorado Ed. & Cultural
5.750% due 06/01/11	100,000	107,032
High Plains Met Dist.
4.375% due 12/01/15	235,000	237,167
DISTRICT OF COLUMBIA - 1.37%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	253,950
FLORIDA - .79%
Tampa, FL Rev
5.000% due 04/01/18	145,000	146,807
GEORGIA - 2.34%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	266,178
Summerville, GA Pub
5.000% due 01/01/11	75,000	78,646
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	90,292
ILLINOIS - 9.70%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	51,389
Illinois Dev Fin Auth
5.700% due 07/01/12	155,000	157,802
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	201,030
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	126,873
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	472,298
Chicago Housing
5.000% due 07/01/12	200,000	210,504
Illinois Health Fac. Auth
6.000% due 02/15/11	320,000	320,573

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 50.71%, continued
ILLINOIS - 9.70% (cont.)
Maywood, IL
5.500% due 01/01/11	250,000	$263,845
INDIANA - 1.34%
Munster, IN
4.300% due 01/15/12	100,000	101,371
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	147,303
LOUISIANA - 1.41%
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	262,018
MARYLAND - .80%
Baltimore Convention Center
5.000% due 09/01/14	150,000	149,538
MINNESOTA - 5.92%
Marshall MN Med.
5.450% due 11/01/18	250,000	248,718
Minnesota St.
5.000% due 09/15/18	180,000	179,631
Minnesota St. Higher
5.250% due 10/1/19	100,000	101,126
University Minn
5.750% due 7/1/18	400,000	446,084
Woodbury Minn Partn
4.600% due 2/1/26	150,000	126,051
MISSOURI - 5.17%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	319,929
Missouri St. Environmental Impt
5.000% due 1/1/11	135,000	141,021
MONTANA - 1.55%
Montana St. Dept. Transn Rev
5.000% due 6/1/20	285,000	288,360
NORTH DAKOTA - 1.85%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	343,810
OKLAHOMA - .56%
Pottawatonie County
5.000% due 09/01/10	100,000	103,685
PENNSYLVANIA - 4.67%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	260,060

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
September 30, 2008
UNAUDITED

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 50.71%, continued
PENNSYLVANIA - 4.67% (cont.)
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	$260,325
Pennsylvania St. Higher Ed.
4.250% due 05/01/13	350,000	347,683
SOUTH DAKOTA - .95%
South Dakota St. Health
4.500% due 04/01/12	175,000	176,463
TEXAS - 5.40%
Austin, Tex Pub/Impt
4.750%) due 9/1/20	100,000	99,726
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	150,000	151,390
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	130,082
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	140,842
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	128,484
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	100,893
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	253,415
UTAH - 1.24%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	230,430
WASHINGTON - 1.47%
Kent Wash Loc Impt Dist
4.650% due 12/15/19	300,000	273,090
WISCONSIN - 1.37%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	254,587

Total Municipal Bonds (cost $9,474,087)		$9,433,436

Total (cost $16,227,089)		$16,855,727

NOTE:	Percentages indicated are based on net assets of $18,603,699 at September 30, 2008.

(1)Indicates non-income producing security.